Exhibit 99.1

News Release

Contact:	David Amy, EVP & CFO
Lucy Rutishauser, Treasurer
(410) 568-1500

SINCLAIR COMMENTS ON WB AND UPN NETWORK MERGER
ANNOUNCEMENT

BALTIMORE (January 24, 2006) — Sinclair Broadcast Group, Inc. (Nasdaq: SBGI) commented today on the announcements by Time Warner and CBS that they would be merging the WB and UPN Networks, respectively, come September of this year into a new network, the CW Television Network.

“We are not surprised with the news of the WB and UPN network merger as both have struggled to achieve meaningful ratings success,” commented David Smith, President and CEO of Sinclair Broadcast Group.  “We believe CBS’s vested interest in the television station business bodes well for the long term success of the venture.  For Sinclair, this announcement will create greater programming opportunities in terms of serving the local viewer, in areas such as sports and locally produced events.”

“Some of our markets may benefit from the merger, while others may be negatively impacted. After a cursory review of our WB and UPN markets, we believe that approximately 1% to 1.5% of our net broadcast revenues would be at risk.  We look forward to having a more in-depth discussion on our February 8th conference call when we report our year end results.”

There are four markets which overlap with Tribune or CBS affiliates: Tampa, Pittsburgh, Norfolk, and Oklahoma City.  Additionally, the Company operates both the WB and UPN affiliate in four markets:  Birmingham, Milwaukee, Nashville and Raleigh.

Below is a list of the markets in which the Company owns and operates, programs or provides sales services to WB and UPN stations:

Tampa, FL – WB

Minneapolis, MN – WB

Pittsburgh, PA – FOX/WB

Baltimore, MD – FOX/WB

Raleigh, NC – WB/UPN

Cincinnati, OH – WB

Milwaukee, WI – WB/UPN

Nashville, TN – FOX/WB/UPN

Asheville, NC/ Greenville, SC – ABC/WB

San Antonio, TX – FOX/WB

Norfolk, VA – WB

Buffalo, NY – FOX/WB

Oklahoma City, OK – FOX/WB

Greensboro, NC – ABC/UPN

Birmingham, AL – WB/UPN

Las Vegas, NV – WB/IND

Syracuse, NY – FOX/WB

Paducah/Cape Girardeau, MO – FOX/WB

Charleston, SC – FOX/UPN

Sinclair Broadcast Group, Inc., one of the largest and most diversified television broadcasting companies, currently owns and operates, programs or provides sales services to 60 television stations in 37 markets.  Sinclair’s television group reaches approximately 22% of U.S. television households and includes ABC, CBS, FOX, NBC, WB, and UPN affiliates.  Sinclair owns a majority equity interest in G1440, Inc., an Internet consulting and development company, and Acrodyne Communications, Inc., a manufacturer of transmitters and other television broadcast equipment.

Forward-Looking Statements:

The matters discussed in this press release include forward-looking statements regarding, among other things, future operating results.  When used in this press release, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” and similar expressions are intended to identify forward-looking statements.  Such statements are subject to a number of risks and uncertainties.  Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including and in addition to the assumptions identified above, the impact of changes in national and regional economies, successful integration of acquired television stations (including achievement of synergies and cost reductions), FCC approval of pending license transfers, successful execution of outsourcing agreements, pricing and demand fluctuations in local and national advertising, volatility in programming costs, the market acceptance of new programming and our news central strategy, our local sales initiatives, and the other risk factors set forth in the Company’s most recent reports on Form 10-Q and Form 10-K, as filed with the Securities and Exchange Commission.  There can be no assurances that the assumptions and other factors referred to in this release will occur.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements.